NEWS RELEASE

CELEVOKE and COMPLETE JOINT MARKETING AGREEMENT FOR POWER SPORTS AND RV MARKETS

Vancouver, British Columbia – March 6, 2009 – Celevoke Inc. (“Celevoke”) which is 60 percent owned by Current Technology Corporation (OTCBB: CRTCF) today announces the completion of a joint marketing agreement with GEICO®, a leading provider of insurance products.  The agreement covers joint marketing efforts which will be aimed at the power sports and recreational vehicle (RV) enthusiast.

Under this agreement, the companies will support each other’s marketing efforts by co-branding and promoting power sports protection and safety. This includes GEICO logos for Celevoke to include in pre-approved point-of-sale materials to be used wherever Celevoke products are marketed, sold or installed.

“As a leading insurance provider to the rapidly-growing power sports and RV markets, GEICO is committed to the safety and security of our customers and their equipment,” states Thomas Garner, director of GEICO’s Power Sports division. “Celevoke’s innovative solutions add an extra layer of peace of mind and security which is a real win-win for GEICO customers.”

“We are very excited GEICO has seen the value of our safety and security solutions which can proactively protect them and their customer’s property.  It may even save their customers money and that is what GEICO is all about,” said Chuck Allen, Celevoke CEO. “Celevoke’s technology is made for all types of vehicles and is a natural extension to GEICO’s legendary insurance products. We look forward to working closely with GEICO to promote power sports safety and security through our marketing efforts.”

About GEICO

GEICO (Government Employees Insurance Company) is the third-largest private passenger auto insurer in the United States based on the latest 12 months written premium. It provides auto insurance coverage for 9 million policyholders and insures some 15 million vehicles.

In addition to auto insurance, GEICO offers customers insurance products for their motorcycles, all-terrain vehicles (ATVs), boats, homes, apartments and mobile homes. Commercial auto insurance and personal umbrella protection and life insurance are also available.

As a member of the Berkshire Hathaway group of companies, GEICO is rated A++ for financial stability by A.M. Best Company and ranks at the top of several national customer satisfaction surveys. For more information, go to http://www.geico.com.

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via communication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 60% owned by Current Technology Corporation (OTCBB: CRTCF).

 Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:
Current Technology Corporation

Robert Kramer, 1-800-661-4247

or
INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100